Exhibit 99.1

                                  NEWS RELEASE

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                                                     Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772
                                                 www.globalentertainment2000.com

Global Entertainment Corporation                        Rudy R. Miller, Chairman
1600 North Desert Drive, Suite 301                              The Miller Group
Tempe, Arizona 85281                          Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net
                                                          www.themillergroup.net

                    GLOBAL ENTERTAINMENT CORPORATION REPORTS
                          FISCAL YEAR END 2010 RESULTS

TEMPE, ARIZONA,  SEPTEMBER 14, 2010 -- GLOBAL ENTERTAINMENT  CORPORATION (OTCBB:
GNTP) - an integrated event and entertainment company, today announced financial results for its fiscal year ended May 31, 2010.

The Company realized a net loss of $2.6 million or $0.39 per share compared to net income of $0.03 million or $0.00 per share for the prior fiscal year.

Revenue for the fiscal year ended May 31, 2010 was $11.3 million compared to $13.2 million during the fiscal year ended May 31, 2009, a decrease of $1.9 million or 14.2 percent. The business lines which have contributed the most to this decline are ticket service fees and license fees - initial and transfer. Ticket service fees fell to $0.9 million or 8.3 percent of revenues from $2.8 million or 21.1 percent of revenues, a decline of $1.8 million or 66.3 percent. License fees - initial and transfer were $0.1 million in fiscal year 2010 down from $1.6 million in 2009, a decrease of $1.5 million or 93.7 percent. It must be noted that initial fees and transfer fees are not regularly recurring and are difficult to predict.

The two business lines that were the main drivers of revenue during the past fiscal year were facility management fees and food service revenues. Facility management fees accounted for 40 percent of Global Entertainment's revenues over the past year, rising to $4.6 million in 2010 from $3.2 million in 2009, a gain of $1.4 million or 43 percent. The most encouraging business segment over the past year has been food service revenues which expanded to $1.6 million in fiscal year 2010 from $0.7 million the previous year, a jump of $1.0 million or 144 percent.

Total operating costs increased to $13.8 million for fiscal 2010 from $12.6 million in the prior fiscal year, a jump of $1.2 million or 9.5 percent. This was due largely to $0.7 million of additional preopening costs, primarily for the Allen, Texas and Independence, Missouri projects, $0.3 million of additional food service costs, related to the increase in food service revenues and $0.8 million of additional facility payroll expense. However, these increases were offset by decreases in the majority of other expense categories totaling $0.6 million, which were chiefly as a result of cost reduction initiatives.

Richard Kozuback, President and Chief Executive Officer stated, "Unfortunately our operations, cash flows and liquidity have continued to be adversely impacted by the economic downturn and its effect on the markets in which we operate. However, we are actively managing our liquidity, have reduced head count and salaries and are in the midst of executing other changes in our operations, all in an effort to minimize the uncertainty that faces us and to improve our cash position. In addition, we are continuously evaluating the validity of all of our various business units. While revenues and cash flow are dependent on our ability to finalize certain transactions that are difficult to predict as to timing, we are hopeful that the actions we have taken thus far, along with future initiatives, will alleviate some of the negative conditions we face and improve our future results."

Kozuback continued, "In addition, based on recently executed contracts, we anticipate ticket service fees to increase significantly in fiscal year 2011. Finally, we expect to continue to earn project management fees through the third


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
Global Entertainment Corporation Reports Year End 2010 Results
September 14, 2010
Page 2


or fourth quarter of fiscal 2011 and are contracted to provide facility management service, ticket service and advertising sales at the Dodge City, Kansas facility."

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
      www.coliseums.com                                    www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its seven wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing and venue ticketing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and develop potential new properties. INTERNATIONAL COLISEUMS COMPANY, INC. (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT AND GEC FOOD SERVICE, LLC coordinate arena operations and concessions. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: limited liquidity and the need for additional financing intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     The condensed "audited" consolidated balance sheets and statements of operations contained in this press release are derived, and should be read in conjunction with, the Company's audited financial statements and notes for its fiscal year ended May 31, 2010, which are included in the Company's annual report on Form 10-K. This press release does not include all disclosures normally required by accounting principles generally accepted in the United States.


                            FINANCIAL TABLES FOLLOW:

Global Entertainment Corporation Reports Year End 2010 Results
September 14, 2010
Page 3

                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                  Condensed Audited Consolidated Balance Sheets
                       As of May 31, 2010 and May 31, 2009
               (in thousands, except share and per share amounts)

                                                                                        2010               2009
                                                                                      --------           --------
                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                           $    193           $  1,111
  Accounts receivable, net of $194 and $5 allowance at May 31, 2010 and 2009             1,042              2,220
  Prepaid expenses and other assets                                                        257                281
                                                                                      --------           --------
      TOTAL CURRENT ASSETS                                                               1,492              3,612

Property and equipment, net                                                                107                708
Accounts receivable                                                                        215                215
Goodwill                                                                                   519                519
Other assets                                                                               119                114
                                                                                      --------           --------
      TOTAL ASSETS                                                                    $  2,452           $  5,168
                                                                                      ========           ========

                             LIABILITIES AND EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                                    $    739           $  1,132
  Accrued liabilities                                                                      871                588
  Deferred revenues                                                                         86                 64
  Contractual obligation - current portion                                                  41                 --
  Note payable - current portion                                                            79                111
                                                                                      --------           --------
      TOTAL CURRENT LIABILITIES                                                          1,816              1,895

Deferred income tax liability, net                                                           5                  5
Contractual obligation - long-term portion                                                  35                 --
Note payable - long-term portion                                                            --                 69
                                                                                      --------           --------
      TOTAL LIABILITIES                                                                  1,856              1,969
                                                                                      --------           --------
COMMITMENTS AND CONTINGENCIES

EQUITY:
  Global Entertainment Corporation Equity -
   Preferred stock - $.001 par value; 10,000,000 shares authorized;
    no shares issued or outstanding                                                         --                 --
   Common stock - $.001 par value; 50,000,000 shares authorized;
    6,646,062 and 6,633,112 shares issued and outstanding as of
    May 31, 2010 and 2009                                                                    7                  7
   Paid-in capital                                                                      10,987             10,961
   Retained deficit                                                                    (10,410)            (7,788)
                                                                                      --------           --------
      TOTAL GLOBAL ENTERTAINMENT CORPORATION EQUITY                                        584              3,180
Noncontrolling interest                                                                     12                 19
                                                                                      --------           --------
      TOTAL EQUITY                                                                         596              3,199
                                                                                      --------           --------
      TOTAL LIABILITIES AND EQUITY                                                    $  2,452           $  5,168
                                                                                      ========           ========

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
                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
             CONDENSED AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    For the Years Ended May 31, 2010 and 2009
               (in thousands, except share and per share amounts)

                                                                                         2010                 2009
                                                                                      ----------           ----------
REVENUES:
  Project development fees                                                            $      152           $      703
  Project management fees                                                                  1,418                1,908
  Facility management fees                                                                 4,569                3,191
  Ticket service fees                                                                        937                2,783
  Food service revenue                                                                     1,650                  677
  Advertising sales commissions                                                              318                  454
  License fees - league dues and other                                                     1,960                1,745
  License fees - initial and transfer                                                        100                1,577
  Other revenue                                                                              204                  141
                                                                                      ----------           ----------
      TOTAL REVENUES                                                                      11,308               13,179
                                                                                      ----------           ----------
OPERATING EXPENSES:
  Cost of revenues                                                                         6,584                5,959
  General and administrative costs                                                         7,194                6,626
                                                                                      ----------           ----------
      TOTAL OPERATING EXPENSES                                                            13,778               12,585
                                                                                      ----------           ----------
OPERATING INCOME (LOSS)                                                                   (2,470)                 594
                                                                                      ----------           ----------
OTHER INCOME (EXPENSE):
  Interest income                                                                              7                   20
  Interest expense                                                                            (9)                (407)
  Loss on investment in PVEC, LLC                                                           (157)                  --
                                                                                      ----------           ----------
      TOTAL OTHER EXPENSE                                                                   (159)                (387)
                                                                                      ----------           ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS, BEFORE TAX                                      (2,629)                 207
INCOME TAX BENEFIT                                                                            --                   --
                                                                                      ----------           ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX                                      (2,629)                 207
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX                                                 --                 (123)
                                                                                      ----------           ----------
NET INCOME (LOSS)                                                                         (2,629)                  84
NET INCOME (LOSS), ATTRIBUTABLE TO NONCONTROLLING INTEREST                                    (7)                  57
                                                                                      ----------           ----------
NET INCOME (LOSS), ATTRIBUTABLE TO GLOBAL                                             $   (2,622)          $       27
                                                                                      ==========           ==========
EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED
  Income (loss) from continuing operations, attributable to Global common
   shareholders                                                                       $    (0.39)          $     0.02
  Loss from discontinued operations, attributable to Global common
   shareholders                                                                               --                (0.02)
                                                                                      ----------           ----------
  Net income (loss), attributable to Global common shareholders                       $    (0.39)          $       --
                                                                                      ==========           ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED
  Basic                                                                                6,641,075            6,628,076
                                                                                      ==========           ==========
  Diluted                                                                              6,641,075            6,632,762
                                                                                      ==========           ==========

AMOUNTS ATTRIBUTABLE TO GLOBAL COMMON SHAREHOLDERS
     Income (loss) from continuing operations, net of tax, attributable to Global
        common shareholders                                                           $   (2,622)          $      150
     Loss from discontinued operations, net of tax, attributable to
        Global common shareholders                                                            --                 (123)
                                                                                      ----------           ----------
     Net income (loss), attributable to Global common shareholders                    $   (2,622)          $       27
                                                                                      ==========           ==========

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